QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 18, 2002 into the Company's Registration Statements on Form S-8 (nos. 33-14706, 33-32622, 33-32623, 33-39187, 33-39204, 33-40795, 33-52617, 33-56639, 33-56641, 33-57763, 33-62138, 33-62140, 33-65401, 33-65403, 333-05743, 333-05745, 333-18283, 333-18339, 333-38786, 333-38820, 333-42471, 333-42573, 333-42343, 333-42269, 333-50068, 333-50094, 333-66038, 333-66042, 333-68193, 333-68135, 333-68273, 333-75694, 333-79793, 333-79829, 333-88001, 333-91173, 333-91151, and 333-91167).

                      /s/  ARTHUR ANDERSEN LLP

San Francisco, California
March 11, 2002

QuickLinks

  EXHIBIT 23